HOME EQUITY ASSET TRUST 2007-2

DERIVED INFORMATION [03/08/07]

[$1,149,600,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,149,600,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2007-2

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[$1,149,600,000] (Approximate)

Home Equity Pass-Through Certificates, Series 2007-2

Pricing Information

Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody’s/S&P/DBRS)
1-A -1	-	460,000,000	I	Senior/Adj	LIBOR + [ ]%	2.0	AAA / Aaa / AAA / AAA
2-A-1	-	266,000,000	II	Senior/Adj/Sequential	LIBOR + [ ]%	1.0	AAA / Aaa / AAA / AAA
2-A-2	-	73,000,000	II	Senior/Adj/Sequential	LIBOR + [ ]%	2.0	AAA / Aaa / AAA / AAA
2-A-3	79,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	3.0	AAA / Aaa / AAA / AAA
2-A-4	40,000,000	-	II	Senior/Adj/Sequential	LIBOR + [ ]%	6.1	AAA / Aaa / AAA / AAA
M-1	48,000,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.9	AA+ / Aa1 / AA+ / AA (high)
M-2	45,000,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.6	AA+ / Aa2 / AA / AA
M-3	26,400,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.5	AA / Aa3 / AA- / AA (low)
M-4	22,800,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.4	AA- / A1 / A+ / A (high)
M-5	21,600,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.4	A+ / A2 / A / A
M-6	20,400,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	A / A3 / A- / A
M-7	18,600,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	BBB+ / Baa1 / BBB+ / BBB (high)
M-8	14,400,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	BBB / Baa2 / BBB / BBB
M-9	14,400,000	-	I & II	Mezzanine/Adj	LIBOR + [ ]%	4.3	BBB- / Baa3 / BBB- / BBB (low)
Total	350,600,000	799,000,000

Non-Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (Fitch/Moody’s/S&P/DBRS)
R (3)	50	-	II	Residual	LIBOR + [ ]%	N/A	AAA / --- / AAA / AAA
P (4)	50	-	I & II	Prepayment Penalties	N/A	N/A	AAA / --- / AAA / AAA
X	-	-	I & II	Subordinate	N/A	N/A	N/A

(1)

100% of the Prospectus Prepayment Curve (“PPC”) for the fixed rate collateral assumes 4.60% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans, which then increases by approximately 1.67% CPR in each of the following 11 months.  In month 12, and thereafter, 100% PPC for the fixed rate collateral assumes 23.00% CPR.  100% PPC for the adjustable rate loans assumes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.   The bonds are priced to call at 100% of the PPC and assuming one-month LIBOR and six-month LIBOR are 5.31% and 5.21%, respectively.  The initial class principal balances of the certificates are subject to a variance of no more than plus or minus 5% prior to their issuance.

(2)

The coupons are capped by the applicable Net Funds Cap as described herein.

(3)

Non-economic residual with the tax liabilities of the REMIC.

(4)

The Class P Certificates are entitled to all prepayment penalties that the servicers receive from collections on the mortgage loans.

SUMMARY TERMS

Underwriter:	Credit Suisse Securities (USA) LLC (sole manager).
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Seller and Sponsor:	DLJ Mortgage Capital, Inc.
Servicers:	Select Portfolio Servicing, Inc. (“SPS”). Refer to additional information about SPS on page 13 herein.
Trustee:	[U.S. Bank, N.A.].
Swap Provider:	Credit Suisse International (CSi). [‘Aa3’/’P-1’ Moody’s; ‘AA-’/’A-1+’ S&P; ‘AA-‘/’F-1+’ Fitch].
Loss Mitigation Advisor:	Clayton Fixed Income Services Inc. (formerly known as The MurrayHill Company).
Cut-off Date:	On or about March 1, 2007 for the initial Mortgage Loans.
Deal Closing &Investor Settlement Date:	On or about [April 2, 2007].
Distribution Dates:	25th day of each month (or the next succeeding business day), beginning in April 2007.
Accrual Period:

For any class of Offered Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related Distribution Date.

Delay Days:	0 days.
Prospectus Prepayment Speed (“PPC”):

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.67% CPR per month to 23.00% CPR in month 12, and remaining at 23.00% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.

Optional Call:	The transaction will have a 10% optional call.
Prefunding Amount:	Approximately [10.0%] - [15.0%].
Capitalized Interest Acct:	Amount to be determined.
Offered Certificates:	The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
ERISA Eligibility:

Subject to the considerations and conditions described in the Prospectus Supplement, it is expected that the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates may be purchased by employee benefit plans that are subject to ERISA.  During the period that the Swap Agreement is outstanding, plan investors will be required to represent that they have available certain exemptions based upon the identity of the plan or the fiduciary making the investment decisions on behalf of the plan.

SMMEA Treatment:	None of the classes will constitute “mortgage related securities” for purposes of SMMEA.
Taxation:	REMIC.
Maximum Pool Balance:	The aggregate of the initial principal balance of the Mortgage Loans plus the Prefunding Amount.
Modification Oversight Agent:	SPS will serve as Modification Oversight Agent for the sole purpose of monitoring and approving servicer loan modifications.
Margin Step-up:

If the optional clean-up call is not exercised, the Certificate margin will be increased by the lesser of 50 basis points and (1) the initial pass-through margin for the Class A certificates; and (2) one-half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Expense Fee Rate:	The per annum rate at which the servicing, trustee, mortgage insurance (as applicable), and loss mitigation advisor fees accrue.
Pass-through Rate:

The pass-through rate for each Class of Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) the applicable Net Funds Cap.

Group 1 Excess Interest Amount:

For any Distribution Date, the product of (a) the amount of Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) in section IV of the payment waterfall and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from Loan Group 1 and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Senior Net Funds Cap:

For any Distribution Date and the Class 1-A-1 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 1 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 1 for the immediately preceding Distribution Date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) the sum of the Net Swap Payment made to the Swap Provider, if any, plus certain Swap Termination Payments, if any, and (ii) 12, and the denominator of which is equal to the aggregate collateral balance (the “Net Swap Payment Rate”), multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Group 2 Senior Net Funds Cap:

For any Distribution Date and the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, will be a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 2 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of loan group 2 for the immediately preceding Distribution Date, less (b) Net Swap Payment Rate, multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Subordinate Net Funds Cap:

For any Distribution Date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such Distribution Date; weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance.

Subordinate Group 1 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 1 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 1, less the Principal Balance of the Class 1-A-1 Certificates.

Subordinate Group 2 Balance:

For any Distribution Date will be the aggregate of the Stated Principal Balances of the group 2 mortgage loans as of the first day of the related collection period, plus amounts on deposit in the prefunding account for such date related to loan group 2, less the sum of the Class Principal Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates.

Basis Risk Carry Forward Amount:

If on any Distribution Date, the Pass-Through Rate for a Class of Offered Certificates is based on the related Net Funds Cap, the excess of (i) the amount of interest such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Funds Cap, up to the related Maximum Interest Rate, over (ii) the amount of interest such Class of Certificates received on such Distribution Date based on the related Net Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and accrued interest thereon at the lesser of (x) the then applicable Pass-Through Rate, without giving effect to the related Net Funds Cap and (y) the Maximum Interest Rate) is the “Basis Risk Carry Forward Amount” on such Class of Certificates.  The “Basis Risk Carry Forward Amount” will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, on a senior basis and from the Monthly Excess Cashflow, if any, on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Maximum Interest Rate:

For the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class R Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (i) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in the related loan group and (ii) the weighted average Net Mortgage Rate of the fixed-rate mortgage loans in the related loan group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period. For the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates and any Distribution Date, an annual rate equal to (a) the weighted average of (x) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in both loan groups and the (y) weighted average Net Mortgage Rate of the fixed-rate mortgage loans in both loan groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the rate at which such loan’s Expense Fee Rate accrues.
Principal and Interest Advancing:

The servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in Prospectus Supplement).

Accrued Certificate Interest:	For each Class of Offered Certificates, on any Distribution Date, shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance.
Interest Carry Forward Amount:

For each Class of Offered Certificates, on any Distribution Date, shall equal the sum of (i) the excess of (A) the Accrued Certificate Interest for such Class with respect to prior Distribution Dates (excluding any Basis Risk Carry Forward Amount with respect to such Class) over (B) the amount actually distributed to such Class with respect to interest (including amounts attributable to Interest Carry Forward Amounts) on such prior Distribution Dates and (ii) interest on such excess at the Pass-Through Rate for such Class.

Principal Remittance Amount:

The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related Collection Period, to the extent allocable to principal, (6) amounts withdrawn from the swap account (“Swap Account”) up to the amount required to maintain the required overcollateralization amount for such date, and (7) regarding the June 2007 Distribution Date, the amount remaining in the Prefunding Account at the end of the Prefunding Period in respect of that loan group, less the Capitalization Reimbursement Amount for such Distribution Date.

Optimal Interest Remittance Amount:

For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average mortgage rate less the weighted average servicing fee rate of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group which did not arise as a result of a default or delinquency of the mortgage loans and were not taken into account in computing the Expense Fee rate.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement (Notional Schedule displayed on page 11).  Under the Swap Agreement, (i) the Trust will be obligated to pay to the Swap Provider an amount equal to approximately [5.10%] per annum (30/360 accrual) on the notional amount for the related period (as set forth in the Swap Agreement) and (ii) the Trust will be entitled to receive from the Swap Provider an amount equal to one-month LIBOR (actual/360 accrual) on the notional amount for the related period (as set forth in the Swap Agreement), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).

Generally, the Net Swap Payment will be deposited into a Swap Account by the Swap Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full,

prior to distributions to Certificateholders.

Credit Enhancement:	1. Excess cashflow.
2. Net Swap Payments received from the Swap Provider (if any)
3. Overcollateralization. 4. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
A	[23.50%]	[23.50%]	[47.00%]
M-1	[19.50%]	[19.50%]	[39.00%]
M-2	[15.75%]	[15.75%]	[31.50%]
M-3	[13.55%]	[13.55%]	[27.10%]
M-4	[11.65%]	[11.65%]	[23.30%]
M-5	[ 9.85%]	[ 9.85%]	[19.70%]
M-6	[ 8.15%]	[ 8.15%]	[16.30%]
M-7	[ 6.60%]	[ 6.60%]	[13.20%]
M-8	[ 5.40%]	[ 5.40%]	[10.80%]
M-9	[ 4.20%]	[ 4.20%]	[ 8.40%]

*    Prior to stepdown date, based on Maximum Pool Balance.

** After stepdown date, based on current pool balance.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is [4.20%] of the Maximum Pool Balance.
2. On and after the Stepdown Date, the required overcollateralization amount is [8.40%] of the outstanding pool balance (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Maximum Pool Balance.

4.

On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:

With respect to any Distribution Date and the senior certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans, plus amounts on deposit in the prefunding account, as of the last day of the related remittance period.

Most Senior Enhancement Percentage:

With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans, plus amounts on deposit in the prefunding account, as of the first day of the related remittance period.

Stepdown Date:

The earlier to occur of (1) the first Distribution Date following the Distribution Date on which the principal balance of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 are reduced to zero and (2) the later to occur of (i) the Distribution Date in April 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to approximately [47.00%].

Trigger Event:

A Trigger Event will occur for any Distribution Date if either:

(i)

the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class	Percentage
Class A Certificates	[34.04%]
Class M-1 Certificates	[41.03%]
Class M-2 Certificates	[50.79%]
Class M-3 Certificates	[59.04%]
Class M-4 Certificates	[68.67%]
Class M-5 Certificates	[81.22%]
Class M-6 Certificates	[98.16%]
Class M-7 Certificates	[121.21%]
Class M-8 Certificates	[148.15%]
Class M-9 Certificates	[190.48%]

or

(ii) the cumulative realized losses as a percentage of the original Maximum Pool Balance on the closing date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
April 2009 – March 2010	[1.60%]*
April 2010 – March 2011	[3.60%]*
April 2011 – March 2012	[5.60%]*
April 2012 – March 2013	[7.25%]*
April 2013 and thereafter	[8.10%]*

* The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Delinquency Rate:

For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Rolling Three Month Delinquency Rate:

For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear.

Source for Calculation of One-Month LIBOR:	Telerate Page 3750.
Group Allocation Amount:

For any Distribution Date on or after the Stepdown Date, the product of (a) the Senior Principal Payment Amount for that Distribution Date and (b) a fraction, the numerator of which is the Principal Remittance Amount derived from the related loan group and the denominator of which is the Principal Remittance Amount for both loan groups, in each case for that Distribution Date (as described in the Prospectus Supplement).  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Distributions to I. Certificateholders:

1.

From Group 2, to the Trustee, the trustee fee, if any;

2.

From Group 2, to the Loss Mitigation Advisor, the loss mitigation advisor fee;

3.

From Group 1, to the Trustee, the Trustee fee amount remaining unpaid from (1) above, if any;

4.

From Group 1, to the Loss Mitigation Advisor, any loss mitigation advisor fee remaining unpaid from (2) above, if any;

5.

To the Swap Account, any Net Swap Payment or Swap Termination Payment (if the Swap Agreement default is attributable to the trust) owed to the Swap Provider;

6.

Concurrently, to the Class A Certificates, Accrued Certificate Interest and any Interest Carry Forward Amounts for such Classes, pro rata; provided that (a) the Class 1-A-1 Certificates receive interest from the Interest Remittance Amount of the Group 1 Loans before any interest is allocated to such classes from the Interest Remittance Amount of the loan group 2 loans and (b) interest amounts distributed to Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates are allocated from the Interest Remittance Amount of the loan group 2 loans prior to amounts being paid to such classes from the Interest Remittance Amount of loan group 1 loans;

7.

To the Class M-1 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

8.

To the Class M-2 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

9.

To the Class M-3 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

10.   To the Class M-4 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then    from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

11.  To the Class M-5 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

12.

To the Class M-6 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then   from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

13.

To the Class M-7 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

14.

To the Class M-8 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

15.

To the Class M-9 Certificates, first from the Interest Remittance Amount for Loan Group 2 and then          from the Interest Remittance Amount for Loan Group 1, Accrued Certificate Interest and any Interest Carry Forward Amount for such Class;

16.   For application as part of monthly excess cash flow.

II.	Before the Stepdown Date or during a Trigger Event, collections of principal shall be allocated according to the following priority:

1.    First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.    From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x) the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, until the respective Class Principal Balance of such classes has been reduced to zero; and

3.    From the Principal Remittance Amount derived from loan group 2, sequentially, first to (w)

the Class R Certificates, second (x) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero, and third (y) to the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, and then fourth (z) to the Class 1-A-1 Certificates, until the respective Class Principal Balance of such classes has been reduced to zero; and

4.    Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero; and

5. For application as part of monthly excess cash flow.

III.	On and after the Stepdown Date (assuming no Trigger Event is in effect), collections of principal shall be allocated according to the following priority:

1.    First from the Principal Remittance Amount derived from loan group 2, and then from the Principal Remittance Amount derived from loan group 1, to the Swap Account, any unpaid Swap Termination Payment owed to the Swap Provider (if the Swap Agreement default is attributable to the trust);

2.    From the Principal Remittance Amount derived from loan group 1, sequentially, first to (x)

the Class 1-A-1 Certificates, and then to (y) the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates, in that order, the Group 1 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 1 mortgage loans, until the respective Class Principal Balances are reduced to zero; and

3.    From the Principal Remittance Amount derived from loan group 2, sequentially, first to (x)

the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, the Group 2 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 2 mortgage loans, until the respective Class Principal Balances are reduced to zero;

4.    Sequentially, to the Class M-1, Class M-2, Class M-3 Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (until the respective class principal balances have been reduced to zero) in accordance with the Target Credit Enhancement percentages for each class; and

5. For application as part of each month’s excess cash flow.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1. (A) Until the aggregate Class Principal Balance of the certificates equals the aggregate loan balance for such Distribution Date minus the required overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a) (i) to the extent of the Monthly Excess Interest derived from loan group 1, sequentially, first to

(x) the Class 1-A-1 Certificates and then to (y) the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, the Group 1 Excess Interest Amount, until the respective Class Principal Balances have been reduced to zero; and

(ii) to the extent of the Monthly Excess Interest derived from loan group 2, sequentially, first to (x) the Class 2-A-1, the Class 2-A-2, the Class 2-A-3, and the Class 2-A-4 Certificates, in that order, and then to (y) the Class 1-A-1 Certificates, until the respective Class Principal Balances have been reduced to zero;

(b) to the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;

(c) to the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;

(d) to the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;

(e) to the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;

(f) to the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;

(g) to the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;

(h) to the Class M-7 Certificates, until the Class Principal Balance has been reduced to zero;

(i)  to the Class M-8 Certificates, until the Class Principal Balance has been reduced to zero;

(j)  to the Class M-9 Certificates, until the Class Principal Balance has been reduced to zero;

    (B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event                                          has not occurred, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause III (above), after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

2.    To the Class M-1 Certificates, any unpaid realized loss amounts for such Class; **

3. To the Class M-2 Certificates, any unpaid realized loss amounts for such Class; ** 4. To the Class M-3 Certificates, any unpaid realized loss amounts for such Class; **
5. To the Class M-4 Certificates, any unpaid realized loss amounts for such Class; ** 6. To the Class M-5 Certificates, any unpaid realized loss amounts for such Class; **
7. To the Class M-6 Certificates, any unpaid realized loss amounts for such Class; **

8.    To the Class M-7 Certificates, any unpaid realized loss amounts for such Class; **

9.    To the Class M-8 Certificates, any unpaid realized loss amounts for such Class; **

10.   To the Class M-9 Certificates, any unpaid realized loss amounts for such Class; **

       11.   To the Class A Certificates, any Basis Risk Carry Forward Amounts, for such Classes,              prorata;**

12.   To the Class M-1 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

13.   To the Class M-2 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

14.   To the Class M-3 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

15.   To the Class M-4 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

16.   To the Class M-5 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

17.   To the Class M-6 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

18.   To the Class M-7 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

19.   To the Class M-8 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

20.   To the Class M-9 Certificates, any Basis Risk Carry Forward Amounts for such Class;**

21.  To the Basis Risk Reserve Fund, any amounts required to be paid thereto;

22.   To the Swap Account, any Swap Termination Payment (if the Swap Agreement default is attributable to the Swap Provider) owed to the Swap Provider

23.   To the Class X Certificates, the amount distributable thereon pursuant to the pooling and                  servicing agreement; and

24.   To the Class R Certificates, any remaining amount.

**

Distributions pursuant to line items 2 through 20 in the excess cashflow waterfall (above) on any distribution date will be made after giving effect to withdrawals from the Swap Account to pay unpaid realized loss amounts and Basis Risk Carry Forward Amounts to the Certificates on such date.  Refer to page 11 for priorities of the payments from the Swap Account.

Swap Agreement

The Swap Agreement Lower Bound and Upper Bound amounts are shown in the table below. The Swap Agreement notional amount is determined as follows:

1)

If the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates for the immediately preceding Distribution Date is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will equal the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

2)

if the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates for the immediately preceding Distribution Date is less than or equal to the Lower Bound, the Swap Agreement notional amount will equal the Lower Bound.

3)

if the sum of the class certificate principal balances of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates for the immediately preceding Distribution Date is greater than or equal to the Upper Bound, the Swap Agreement notional amount will equal the Upper Bound.

Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.10%] (per annum) (30/360 accrual) on the Swap Agreement notional amount for the related period and the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the Swap Agreement notional amount for the related period, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the Net Swap Payment of the two obligations above will be paid by the appropriate party.

Period	Payment Date	Lower Bound ($)	Upper Bound ($)	Period	Payment Date	Lower Bound ($)	Upper Bound ($)
1	Apr07	-	-	31	Oct09	214,000,000	453,000,000
2	May07	-	-	32	Nov09	202,800,000	436,600,000
3	Jun07	1,106,400,000	1,129,300,000	33	Dec09	185,300,000	399,000,000
4	Jul07	1,078,600,000	1,115,400,000	34	Jan10	169,600,000	364,600,000
5	Aug07	1,049,000,000	1,101,100,000	35	Feb10	82,600,000	97,800,000
6	Sep07	1,016,500,000	1,085,500,000	36	Mar10	79,400,000	93,000,000
7	Oct07	981,500,000	1,068,600,000	37	Apr10	76,400,000	88,200,000
8	Nov07	944,000,000	1,050,400,000	38	May10	73,300,000	82,900,000
9	Dec07	904,400,000	1,030,900,000	39	Jun10	70,400,000	78,300,000
10	Jan08	863,100,000	1,010,300,000	40	Jul10	67,700,000	74,100,000
11	Feb08	821,100,000	988,600,000	41	Aug10	64,900,000	70,100,000
12	Mar08	780,800,000	965,700,000	42	Sep10	62,100,000	66,700,000
13	Apr08	742,500,000	942,000,000	43	Oct10	59,600,000	63,600,000
14	May08	706,000,000	917,400,000	44	Nov10	57,100,000	60,700,000
15	Jun08	671,200,000	892,000,000	45	Dec10	54,800,000	57,800,000
16	Jul08	637,800,000	865,700,000	46	Jan11	52,000,000	52,700,000
17	Aug08	605,800,000	839,200,000	47	Feb11	43,300,000	43,300,000
18	Sep08	575,300,000	812,200,000	48	Mar11	41,000,000	41,000,000
19	Oct08	545,900,000	785,900,000	49	Apr11	38,700,000	38,700,000
20	Nov08	514,900,000	759,500,000	50	May11	36,300,000	36,300,000
21	Dec08	482,600,000	735,000,000	51	Jun11	34,100,000	34,100,000
22	Jan09	424,500,000	710,200,000	52	Jul11	31,900,000	31,900,000
23	Feb09	373,400,000	685,200,000	53	Aug11	29,700,000	29,700,000
24	Mar09	328,500,000	648,000,000	54	Sep11	27,600,000	27,600,000
25	Apr09	290,700,000	613,600,000	55	Oct11	25,600,000	25,600,000
26	May09	259,100,000	581,200,000	56	Nov11	23,500,000	23,500,000
27	Jun09	242,700,000	549,600,000	57	Dec11	21,100,000	21,100,000
28	Jul09	227,600,000	521,300,000	58	Jan12	14,200,000	14,200,000
29	Aug09	227,600,000	490,400,000	59	Feb12	12,400,000	12,400,000
30	Sep09	225,700,000	469,600,000	60	Mar12	10,300,000	10,300,000

Swap Payments:

Funds payable under the Swap Agreement (i.e., Net Swap Payment from either the trust or the Swap Provider) will be deposited into a reserve account (the “Swap Account”).

Funds in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the Certificates (as described herein under “Distributions to Certificateholders” (page 8)) on each Distribution Date in the following order of priority:

       1.     To the Swap Provider, any Net Swap Payment owed for such Distribution Date; and

2.

To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Swap Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:

1.

To pay the Class A Certificates Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

2.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, Accrued Certificate Interest and any Interest Carry Forward Amounts, to the extent unpaid from the Interest Remittance Amount;

3.

To the Principal Remittance Amount, up to the amount required to maintain the required overcollateralization amount for such date;

4.

To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any unpaid realized loss amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 10) on such Distribution Date;

5.    To pay, first to the Class A Certificates on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, any Basis Risk Carry Forward Amounts for such Distribution Date, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 10) on such Distribution Date;

6.     To the Class X Certificates.

On any Distribution Date, amounts distributed pursuant to paragraph 3 above will be limited to Realized Losses on the mortgage loans incurred during the related or prior Collection Periods with respect to which amounts were not previously distributed from the Swap Account described herein.

Select Portfolio Servicing, Inc. (SPS):

In the past, Select Portfolio Servicing, Inc. entered into consent agreements with certain regulatory agencies, including a Consent Agreement dated November 23, 2003 with the FTC and HUD. In some of these agreements, while not admitting liability, SPS agreed to refund certain amounts to consumers, establish redress funds, refrain from engaging in certain actions or implement certain practices prospectively.

SPS is examined for compliance with state and local laws by numerous regulators. No assurance can be given that SPS's regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS's regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS's operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

ResMAE Mortgage Corporation (ResMAE):

On Monday, February 12, 2007, ResMAE Mortgage Corporation ("ResMAE") filed a bankruptcy petition in bankruptcy court in Wilmington, Delaware.  Approximately 38.5% of the Maximum Pool Balance will have been originated by ResMAE as of the related cut-off date.  None of the originators of the Mortgage Loans will be parties to the Pooling and Servicing Agreement.  Pursuant to the Pooling and Servicing Agreement, the Seller will make certain loan-level representations and warranties with respect to the Mortgage Loans.

Static Pool Data:

Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at http://www.credit-suisse.heat.static-pool.com.

BOND SUMMARY

To Call

Class 1-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.2	2.8	2.0	1.4	1.2	1.0
First Pay (Month/Year)	Apr07	Apr07	Apr07	Apr07	Apr07	Apr07
Last Pay (Month/Year)	Feb20	Sep15	May13	Feb10	Jun09	Feb09

Class 2-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	1.7	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	Apr07	Apr07	Apr07	Apr07	Apr07	Apr07
Last Pay (Month/Year)	Aug10	Jun09	Jan09	Oct08	Jul08	May08

Class 2-A-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.3	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Aug10	Jun09	Jan09	Oct08	Jul08	May08
Last Pay (Month/Year)	Oct12	Nov10	Jun09	Feb09	Dec08	Sep08

Class 2-A-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.0	5.2	3.0	2.1	1.8	1.6
First Pay (Month/Year)	Oct12	Nov10	Jun09	Feb09	Dec08	Sep08
Last Pay (Month/Year)	Sep18	Sep14	Aug12	Aug09	Mar09	Dec08

Class 2-A-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	12.7	8.4	6.1	2.7	2.1	1.8
First Pay (Month/Year)	Sep18	Sep14	Aug12	Aug09	Mar09	Dec08
Last Pay (Month/Year)	Feb20	Sep15	May13	Feb10	Jun09	Feb09

Class M-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.6	4.9	4.6	3.5	2.0
First Pay (Month/Year)	Mar11	Jul10	May11	Feb10	Jun09	Feb09
Last Pay (Month/Year)	Feb20	Sep15	May13	Nov11	Nov10	Nov09

Class M-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.6	4.6	4.6	3.6	2.6
First Pay (Month/Year)	Mar11	Jun10	Dec10	Aug11	Sep10	Nov09
Last Pay (Month/Year)	Feb20	Sep15	May13	Nov11	Nov10	Nov09

Class M-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.6	4.5	4.3	3.4	2.6
First Pay (Month/Year)	Mar11	May10	Oct10	Apr11	May10	Nov09
Last Pay (Month/Year)	Feb20	Sep15	May13	Nov11	Nov10	Nov09

Class M-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.6	4.4	4.1	3.2	2.6
First Pay (Month/Year)	Mar11	May10	Sep10	Jan11	Mar10	Oct09
Last Pay (Month/Year)	Feb20	Sep15	May13	Nov11	Nov10	Nov09

Class M-5	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.6	4.4	3.9	3.1	2.5
First Pay (Month/Year)	Mar11	May10	Aug10	Oct10	Jan10	Jul09
Last Pay (Month/Year)	Feb20	Sep15	May13	Nov11	Nov10	Nov09

Class M-6	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.6	4.3	3.8	3.0	2.4
First Pay (Month/Year)	Mar11	Apr10	Jul10	Sep10	Nov09	Jun09
Last Pay (Month/Year)	Feb20	Sep15	May13	Nov11	Nov10	Nov09

Class M-7	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.6	4.3	3.7	2.9	2.3
First Pay (Month/Year)	Mar11	Apr10	Jun10	Jul10	Oct09	Apr09
Last Pay (Month/Year)	Feb20	Sep15	May13	Nov11	Nov10	Nov09

Class M-8	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.6	4.3	3.7	2.9	2.2
First Pay (Month/Year)	Mar11	Apr10	Jun10	Jun10	Sep09	Apr09
Last Pay (Month/Year)	Feb20	Sep15	May13	Nov11	Nov10	Nov09

Class M-9	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.4	5.6	4.3	3.6	2.8	2.2
First Pay (Month/Year)	Mar11	Apr10	May10	May10	Sep09	Mar09
Last Pay (Month/Year)	Feb20	Sep15	May13	Nov11	Nov10	Nov09

To Maturity

Class 1-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.6	3.1	2.2	1.4	1.2	1.0
First Pay (Month/Year)	Apr07	Apr07	Apr07	Apr07	Apr07	Apr07
Last Pay (Month/Year)	Jan34	Aug26	Dec21	Feb10	Jun09	Feb09

Class 2-A-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	1.7	1.2	1.0	0.8	0.7	0.6
First Pay (Month/Year)	Apr07	Apr07	Apr07	Apr07	Apr07	Apr07
Last Pay (Month/Year)	Aug10	Jun09	Jan09	Oct08	Jul08	May08

Class 2-A-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	4.3	2.7	2.0	1.7	1.5	1.3
First Pay (Month/Year)	Aug10	Jun09	Jan09	Oct08	Jul08	May08
Last Pay (Month/Year)	Oct12	Nov10	Jun09	Feb09	Dec08	Sep08

Class 2-A-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.0	5.2	3.0	2.1	1.8	1.6
First Pay (Month/Year)	Oct12	Nov10	Jun09	Feb09	Dec08	Sep08
Last Pay (Month/Year)	Sep18	Sep14	Aug12	Aug09	Mar09	Dec08

Class 2-A-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	15.9	10.7	7.8	2.7	2.1	1.8
First Pay (Month/Year)	Sep18	Sep14	Aug12	Aug09	Mar09	Dec08
Last Pay (Month/Year)	Sep32	Apr25	Nov20	Feb10	Jun09	Feb09

Class M-1	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.3	6.3	5.4	7.5	5.7	2.4
First Pay (Month/Year)	Mar11	Jul10	May11	Feb10	Jun09	Feb09
Last Pay (Month/Year)	Feb31	Oct23	Sep19	Sep18	Jun16	Sep14

Class M-2	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.3	6.2	5.1	5.3	4.2	4.5
First Pay (Month/Year)	Mar11	Jun10	Dec10	Aug11	Sep10	Aug10
Last Pay (Month/Year)	Apr30	Feb23	Mar19	Jun16	Jul14	Sep13

Class M-3	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.3	6.2	5.0	4.7	3.7	3.3
First Pay (Month/Year)	Mar11	May10	Oct10	Apr11	May10	Feb10
Last Pay (Month/Year)	Apr29	May22	Jul18	Dec15	Feb14	Sep12

Class M-4	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.2	6.2	4.9	4.4	3.5	2.9
First Pay (Month/Year)	Mar11	May10	Sep10	Jan11	Mar10	Oct09
Last Pay (Month/Year)	Aug28	Jan22	Feb18	Aug15	Nov13	Jun12

Class M-5	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.2	6.1	4.8	4.3	3.3	2.7
First Pay (Month/Year)	Mar11	May10	Aug10	Oct10	Jan10	Jul09
Last Pay (Month/Year)	Nov27	Jul21	Sep17	Apr15	Aug13	Apr12

Class M-6	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.2	6.1	4.7	4.1	3.2	2.6
First Pay (Month/Year)	Mar11	Apr10	Jul10	Sep10	Nov09	Jun09
Last Pay (Month/Year)	Jan27	Nov20	Mar17	Nov14	Apr13	Dec11

Class M-7	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.1	6.1	4.7	4.0	3.1	2.5
First Pay (Month/Year)	Mar11	Apr10	Jun10	Jul10	Oct09	Apr09
Last Pay (Month/Year)	Jan26	Feb20	Aug16	Jun14	Dec12	Sep11

Class M-8	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	9.0	6.0	4.6	3.9	3.1	2.4
First Pay (Month/Year)	Mar11	Apr10	Jun10	Jun10	Sep09	Apr09
Last Pay (Month/Year)	Dec24	May19	Jan16	Dec13	Jul12	May11

Class M-9	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Average Life (Years)	8.9	5.9	4.5	3.8	3.0	2.3
First Pay (Month/Year)	Mar11	Apr10	May10	May10	Sep09	Mar09
Last Pay (Month/Year)	Dec23	Aug18	Jul15	Jul13	Mar12	Jan11

Effective Collateral Net WAC – Class 1-A-1

	Spot LIBOR						Stressed LIBOR

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	10.04%	27	9.21%	53	9.22%	1	10.04%	27	11.68%	53	11.25%
2	7.69%	28	9.39%	54	9.21%	2	7.69%	28	12.06%	54	11.23%
3	7.80%	29	9.48%	55	9.49%	3	12.06%	29	11.65%	55	11.59%
4	7.89%	30	9.47%	56	9.19%	4	12.46%	30	11.63%	56	11.20%
5	7.80%	31	9.63%	57	9.47%	5	12.05%	31	12.01%	57	11.55%
6	7.80%	32	9.47%	58	9.23%	6	12.05%	32	11.60%	58	11.16%
7	7.89%	33	9.62%	59	9.22%	7	12.44%	33	11.97%	59	11.14%
8	7.80%	34	9.52%	60	9.84%	8	12.04%	34	11.57%	60	11.89%
9	7.89%	35	9.38%	61	9.19%	9	12.43%	35	11.55%	61	11.02%
10	7.80%	36	10.25%	62	9.49%	10	12.02%	36	12.77%	62	11.37%
11	7.80%	37	9.37%	63	9.17%	11	12.02%	37	11.52%	63	10.99%
12	7.99%	38	9.63%	64	9.47%	12	12.84%	38	11.89%	64	11.36%
13	7.80%	39	9.35%	65	9.16%	13	12.00%	39	11.49%	65	10.98%
14	7.89%	40	9.62%	66	9.15%	14	12.39%	40	11.85%	66	10.96%
15	7.80%	41	9.34%	67	9.45%	15	11.99%	41	11.46%	67	11.31%
16	7.89%	42	9.33%	68	9.13%	16	12.38%	42	11.44%	68	10.93%
17	7.80%	43	9.60%	69	9.43%	17	11.97%	43	11.80%	69	11.27%
18	7.80%	44	9.31%	70	9.12%	18	11.96%	44	11.41%	70	10.92%
19	7.89%	45	9.58%	71	9.11%	19	12.35%	45	11.77%	71	10.90%
20	7.80%	46	9.29%	72	10.07%	20	11.95%	46	11.37%	72	12.05%
21	7.89%	47	9.28%	73	9.09%	21	12.32%	47	11.35%	73	10.87%
22	8.45%	48	10.18%	74	9.38%	22	11.88%	48	12.55%	74	11.21%
23	9.21%	49	9.26%			23	11.83%	49	11.32%
24	9.66%	50	9.53%			24	13.04%	50	11.68%
25	9.23%	51	9.24%			25	11.73%	51	11.29%
26	9.36%	52	9.52%			26	12.09%	52	11.64%

_________________

(1) Achieved assuming each adjustable rate Mortgage Loan index equals 5.21% and one-month LIBOR is 5.31%; run at the Pricing Scenario (to call). et WAC indicates the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include Group 1 net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include net payments to Group 1 under the Swap Agreement, and the weighted-average maximum rate on the Group 1 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Effective Collateral Net WAC – Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4

	Spot LIBOR						Stressed LIBOR

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	10.03%	27	9.19%	53	9.46%	1	10.03%	27	11.80%	53	11.43%
2	7.69%	28	9.44%	54	9.45%	2	7.69%	28	12.18%	54	11.42%
3	7.80%	29	9.61%	55	9.74%	3	12.12%	29	11.77%	55	11.78%
4	7.89%	30	9.60%	56	9.44%	4	12.52%	30	11.76%	56	11.39%
5	7.80%	31	9.76%	57	9.73%	5	12.11%	31	12.14%	57	11.75%
6	7.80%	32	9.59%	58	9.46%	6	12.11%	32	11.73%	58	11.36%
7	7.89%	33	9.75%	59	9.45%	7	12.51%	33	12.11%	59	11.34%
8	7.80%	34	9.63%	60	10.07%	8	12.10%	34	11.71%	60	12.11%
9	7.89%	35	9.56%	61	9.41%	9	12.50%	35	11.69%	61	11.25%
10	7.80%	36	10.44%	62	9.72%	10	12.09%	36	12.93%	62	11.61%
11	7.80%	37	9.54%	63	9.40%	11	12.08%	37	11.67%	63	11.22%
12	8.00%	38	9.82%	64	9.71%	12	12.91%	38	12.04%	64	11.60%
13	7.81%	39	9.53%	65	9.39%	13	12.07%	39	11.64%	65	11.21%
14	7.90%	40	9.81%	66	9.38%	14	12.47%	40	12.01%	66	11.20%
15	7.81%	41	9.55%	67	9.69%	15	12.06%	41	11.61%	67	11.55%
16	7.90%	42	9.55%	68	9.37%	16	12.45%	42	11.59%	68	11.17%
17	7.85%	43	9.82%	69	9.68%	17	12.05%	43	11.97%	69	11.52%
18	7.85%	44	9.53%	70	9.36%	18	12.04%	44	11.57%	70	11.15%
19	7.94%	45	9.81%	71	9.35%	19	12.43%	45	11.94%	71	11.14%
20	7.89%	46	9.52%	72	10.35%	20	12.02%	46	11.54%	72	12.31%
21	7.98%	47	9.50%	73	9.34%	21	12.40%	47	11.52%	73	11.10%
22	8.35%	48	10.43%	74	9.64%	22	11.96%	48	12.74%	74	11.46%
23	9.21%	49	9.49%			23	11.92%	49	11.49%
24	9.67%	50	9.77%			24	13.16%	50	11.86%
25	9.20%	51	9.48%			25	11.85%	51	11.46%
26	9.34%	52	9.76%			26	12.21%	52	11.83%

_________________

(1) Achieved assuming each adjustable rate Mortgage Loan index equals 5.21% and one-month LIBOR is 5.31%; run at the Pricing Scenario (to call). et WAC indicates the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include Group 1 net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include net payments to Group 1 under the Swap Agreement, and the weighted-average maximum rate on the Group 1 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Effective Collateral Net WAC – Mezzanine & Subordinate Classes

	Spot LIBOR						Stressed LIBOR

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	10.03%	27	9.20%	53	9.34%	1	10.03%	27	11.74%	53	11.34%
2	7.69%	28	9.41%	54	9.33%	2	7.69%	28	12.12%	54	11.33%
3	7.80%	29	9.54%	55	9.62%	3	12.09%	29	11.71%	55	11.69%
4	7.89%	30	9.54%	56	9.32%	4	12.49%	30	11.70%	56	11.29%
5	7.80%	31	9.69%	57	9.60%	5	12.08%	31	12.07%	57	11.65%
6	7.80%	32	9.53%	58	9.35%	6	12.08%	32	11.67%	58	11.26%
7	7.89%	33	9.68%	59	9.34%	7	12.48%	33	12.04%	59	11.24%
8	7.80%	34	9.57%	60	9.96%	8	12.07%	34	11.64%	60	12.00%
9	7.89%	35	9.47%	61	9.31%	9	12.47%	35	11.62%	61	11.14%
10	7.80%	36	10.35%	62	9.61%	10	12.06%	36	12.85%	62	11.49%
11	7.80%	37	9.46%	63	9.29%	11	12.05%	37	11.59%	63	11.11%
12	7.99%	38	9.72%	64	9.59%	12	12.87%	38	11.96%	64	11.48%
13	7.80%	39	9.44%	65	9.28%	13	12.04%	39	11.56%	65	11.10%
14	7.90%	40	9.71%	66	9.27%	14	12.43%	40	11.93%	66	11.08%
15	7.80%	41	9.45%	67	9.57%	15	12.02%	41	11.53%	67	11.44%
16	7.90%	42	9.44%	68	9.26%	16	12.42%	42	11.52%	68	11.05%
17	7.82%	43	9.71%	69	9.56%	17	12.01%	43	11.88%	69	11.40%
18	7.82%	44	9.42%	70	9.24%	18	12.00%	44	11.49%	70	11.04%
19	7.92%	45	9.70%	71	9.23%	19	12.39%	45	11.85%	71	11.02%
20	7.84%	46	9.40%	72	10.22%	20	11.98%	46	11.45%	72	12.19%
21	7.94%	47	9.39%	73	9.22%	21	12.36%	47	11.44%	73	10.99%
22	8.40%	48	10.30%	74	9.52%	22	11.92%	48	12.65%	74	11.34%
23	9.21%	49	9.38%			23	11.88%	49	11.41%
24	9.67%	50	9.66%			24	13.10%	50	11.77%
25	9.22%	51	9.36%			25	11.79%	51	11.37%
26	9.35%	52	9.64%			26	12.15%	52	11.74%

_________________

(1) Achieved assuming each adjustable rate Mortgage Loan index equals 5.21% and one-month LIBOR is 5.31%; run at the Pricing Scenario (to call). et WAC indicates the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include Group 1 net payments from the Swap Agreement. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

(2) Achieved assuming each adjustable rate Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run at the Pricing Scenario. Net WAC indicates the lesser of the weighted-average net interest rate of the Group 1 Mortgage Loans, adjusted to include net payments to Group 1 under the Swap Agreement, and the weighted-average maximum rate on the Group 1 mortgage loans. The rate displayed is adjusted for the actual number of days in the accrual period (and is thus represented in an actual/360 accrual basis).

Breakeven CDR Table

The tables below display the Constant Default Rate (“CDR”), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at both static and forward LIBOR. Other assumptions incorporated include: (1) prepayment speed is 100% PPC, (2) 40% loss severity, (3) 12 month lag from default to loss, (4) 100% principal and interest advancing and (5) triggers fail (i.e., no stepdown):

	Forward Libor		Static Libor
	CDR Break	Cum Loss	CDR Break	Cum Loss
Class M-1	34.20%	22.61%	34.25%	22.63%
Class M-2	26.45%	19.28%	26.50%	19.31%
Class M-3	22.50%	17.32%	22.55%	17.34%
Class M-4	19.40%	15.62%	19.40%	15.62%
Class M-5	16.65%	13.98%	16.65%	13.98%
Class M-6	14.20%	12.40%	14.15%	12.36%
Class M-7	12.05%	10.90%	12.05%	10.90%
Class M-8	10.60%	9.83%	10.60%	9.83%
Class M-9	9.50%	8.98%	9.50%	8.99%

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/07 cutoff date.  Approximately 17.2% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	6,228
Total Outstanding Loan Balance	$1,173,441,877*	Min	Max
Average Loan Current Balance	$188,414	$10,175	$959,704
Weighted Average Original LTV	82.7%**
Weighted Average Coupon	8.21%	5.45%	14.00%
Arm Weighted Average Coupon	8.10%
Fixed Weighted Average Coupon	8.63%
Weighted Average Margin	5.80%	1.06%	10.99%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	95.5%
% Second Liens	4.5%
% Arms	79.5%
% Fixed	20.5%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$1,200,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Current Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
5.45 - 5.50	1	99,667	0.0	5.45	60.2	695
5.51 - 6.00	42	12,261,018	1.0	5.88	77.4	684
6.01 - 6.50	145	39,809,744	3.4	6.34	77.8	660
6.51 - 7.00	506	133,040,068	11.3	6.83	78.8	654
7.01 - 7.50	745	180,316,438	15.4	7.30	80.1	642
7.51 - 8.00	1,074	242,317,075	20.7	7.79	80.5	632
8.01 - 8.50	783	163,269,616	13.9	8.28	82.2	626
8.51 - 9.00	806	155,778,925	13.3	8.77	84.4	609
9.01 - 9.50	478	81,084,522	6.9	9.27	85.7	597
9.51 - 10.00	567	72,724,869	6.2	9.78	88.8	589
10.01 - 10.50	329	36,496,744	3.1	10.27	91.3	608
10.51 - 11.00	162	16,793,742	1.4	10.76	88.2	592
11.01 - 11.50	193	15,680,596	1.3	11.21	92.7	615
11.51 - 12.00	194	12,605,836	1.1	11.73	97.8	625
12.01 - 14.00	203	11,163,017	1.0	12.41	98.9	612
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
FICO	Loans	Balance ($)	Balance	%	%	FICO
414 - 425	2	617,761	0.1	9.06	79.3	421
426 - 450	6	791,674	0.1	8.04	68.6	443
451 - 475	16	2,218,623	0.2	8.75	86.2	464
476 - 500	30	4,300,517	0.4	8.76	74.2	492
501 - 525	265	45,420,508	3.9	9.17	74.3	513
526 - 550	377	63,562,483	5.4	8.97	77.6	538
551 - 575	462	83,827,139	7.1	8.64	78.0	563
576 - 600	741	140,092,616	11.9	8.56	83.8	589
601 - 625	1,280	221,855,161	18.9	8.30	84.4	613
626 - 650	1,168	220,104,072	18.8	8.08	83.9	639
651 - 675	951	183,201,769	15.6	7.85	83.2	662
676 - 700	495	109,224,197	9.3	7.66	83.6	687
701 - 725	232	52,165,353	4.4	7.83	84.7	712
726 - 750	118	27,908,056	2.4	7.68	84.1	737
751 - 775	64	13,603,389	1.2	7.48	84.8	762
776 - 796	21	4,548,559	0.4	8.03	86.6	783
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Scheduled Balance	Loans	Balance ($)	Balance	%	%	FICO
10,174 - 50,000	511	17,421,750	1.5	10.89	96.1	629
50,001 - 100,000	1,217	93,531,456	8.0	9.52	85.4	616
100,001 - 150,000	1,284	160,196,548	13.7	8.53	81.8	617
150,001 - 200,000	1,003	174,936,167	14.9	8.27	81.9	619
200,001 - 250,000	639	143,253,912	12.2	8.11	81.8	623
250,001 - 300,000	478	131,447,754	11.2	7.93	81.6	624
300,001 - 350,000	359	116,141,520	9.9	7.89	81.7	629
350,001 - 400,000	270	101,374,214	8.6	7.77	82.7	631
400,001 - 450,000	170	71,771,549	6.1	7.95	84.2	637
450,001 - 500,000	118	56,186,491	4.8	7.73	82.9	641
500,001 - 550,000	62	32,461,831	2.8	7.81	83.6	641
550,001 - 600,000	56	32,222,424	2.7	7.83	83.8	644
600,001 - 650,000	28	17,611,645	1.5	7.66	86.3	646
650,001 - 700,000	11	7,414,352	0.6	7.33	80.6	660
700,001 - 750,000	12	8,760,641	0.7	7.97	83.1	660
750,001 - 800,000	4	3,136,655	0.3	7.77	82.4	667
850,001 - 900,000	2	1,763,323	0.2	7.22	80.0	678
900,001 - 950,000	1	939,826	0.1	6.98	80.0	735
950,001 - 959,705	3	2,869,819	0.2	7.08	76.4	706
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Original LTV (%) *	Loans	Balance ($)	Balance	%	%	FICO
11.24 - 50.00	134	19,099,917	1.6	8.00	42.1	593
50.01 - 55.00	54	9,499,744	0.8	7.94	52.9	585
55.01 - 60.00	88	15,302,071	1.3	7.95	57.6	585
60.01 - 65.00	126	23,249,656	2.0	7.87	63.6	596
65.01 - 70.00	216	42,418,973	3.6	7.97	68.6	590
70.01 - 75.00	326	65,429,989	5.6	8.10	74.1	594
75.01 - 80.00	2,261	493,567,677	42.1	7.73	79.8	640
80.01 - 85.00	577	119,976,870	10.2	8.24	84.4	604
85.01 - 90.00	847	190,658,578	16.2	8.25	89.7	626
90.01 - 95.00	373	76,230,268	6.5	8.80	94.8	637
95.01 - 100.00	1,226	118,008,133	10.1	10.08	100.0	643
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Prepay Penalty in Years	Loans	Balance ($)	Balance	%	%	FICO
0.00	1,767	317,061,002	27.0	8.46	83.0	626
0.50	6	1,460,441	0.1	8.72	81.0	577
1.00	271	70,609,866	6.0	8.40	82.5	628
2.00	3,052	584,251,835	49.8	8.18	83.3	624
2.50	18	3,274,565	0.3	7.97	81.7	641
3.00	1,114	196,784,169	16.8	7.84	80.5	634
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Documentation Type	Loans	Balance ($)	Balance	%	%	FICO
Full	4,067	706,868,001	60.2	8.07	83.5	617
Reduced	1,040	209,105,769	17.8	8.46	82.6	652
Stated Income / Stated Assets	1,034	240,691,423	20.5	8.43	80.6	628
No Income / No Assets	87	16,776,684	1.4	7.96	81.9	684
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Occupancy Status	Loans	Balance ($)	Balance	%	%	FICO
Primary	5,775	1,092,461,360	93.1	8.19	82.8	625
Second Home	33	6,264,415	0.5	8.67	87.2	651
Investor	420	74,716,102	6.4	8.48	81.9	643
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
State	Loans	Balance ($)	Balance	%	%	FICO
California	1,129	339,469,717	28.9	7.90	81.6	636
Florida	567	112,401,471	9.6	8.38	81.6	623
Illinois	372	71,443,666	6.1	8.41	83.1	628
Texas	617	68,724,430	5.9	8.48	83.1	616
Arizona	379	67,203,779	5.7	8.08	81.6	626
Maryland	195	44,826,320	3.8	7.80	81.5	618
New Jersey	154	38,753,496	3.3	8.19	81.8	636
Virginia	169	31,915,381	2.7	8.21	82.9	615
New York	110	31,542,893	2.7	8.29	81.1	632
Nevada	130	28,286,773	2.4	8.04	83.1	641
Georgia	185	26,935,459	2.3	8.68	86.0	622
North Carolina	177	23,070,385	2.0	8.58	83.9	607
Pennsylvania	175	22,581,503	1.9	8.43	83.3	620
Utah	118	18,997,082	1.6	8.00	84.0	637
Tennessee	160	18,776,935	1.6	8.43	84.5	621
Other	1,591	228,512,586	19.5	8.47	84.8	620
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Purpose	Loans	Balance ($)	Balance	%	%	FICO
Purchase	2,987	501,094,538	42.7	8.33	85.2	643
Refinance - Rate Term	272	46,738,293	4.0	8.21	83.4	622
Refinance - Cashout	2,969	625,609,046	53.3	8.12	80.7	614
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Product	Loans	Balance ($)	Balance	%	%	FICO
Arm 10/20	3	1,306,729	0.1	6.47	80.7	687
Arm 2/28	2,139	401,520,046	34.2	8.23	82.4	622
Arm 2/28 - Balloon 40/30	886	208,660,168	17.8	8.18	82.9	619
Arm 2/28 - Balloon 45/30	5	1,287,154	0.1	7.94	80.1	538
Arm 2/28 - Balloon 50/30	826	238,218,255	20.3	7.97	82.7	631
Arm 2/28 - Dual 40/30	2	309,711	0.0	7.97	53.5	554
Arm 3/27	123	24,957,435	2.1	8.04	81.9	632
Arm 3/27 - Balloon 40/30	52	11,247,539	1.0	8.01	82.3	619
Arm 3/27 - Balloon 45/30	9	1,294,504	0.1	7.71	77.5	512
Arm 3/27 - Balloon 50/30	23	5,957,908	0.5	7.77	82.2	645
Arm 5/25	96	24,133,226	2.1	7.22	79.5	664
Arm 5/25 - Balloon 40/30	35	9,284,852	0.8	7.57	82.5	644
Arm 5/25 - Balloon 50/30	13	3,491,116	0.3	7.41	75.9	646
Arm 6 Month	2	1,142,508	0.1	7.23	81.1	677
Fixed Balloon 30/15	523	32,745,171	2.8	11.21	99.8	646
Fixed Balloon 40/30	146	27,674,336	2.4	7.94	81.2	633
Fixed Balloon 45/30	8	1,419,512	0.1	8.24	86.2	530
Fixed Balloon 50/30	52	13,286,716	1.1	7.87	76.2	616
Fixed Rate	1,285	165,504,993	14.1	8.31	81.6	633
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Property Type	Loans	Balance ($)	Balance	%	%	FICO
Single Family Residence	5,021	933,994,000	79.6	8.19	82.7	624
PUD	543	102,502,165	8.7	8.33	83.4	625
Condo	346	61,681,812	5.3	8.26	84.7	644
2 Family	243	54,172,550	4.6	8.31	81.9	643
3-4 Family	75	21,091,349	1.8	7.98	77.7	648
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Margin (%)	Loans	Balance ($)	Balance	%	%	FICO
1.06 - 4.00	129	38,451,273	4.1	6.84	79.7	679
4.01 - 4.50	146	35,180,829	3.8	6.69	78.0	656
4.51 - 5.00	318	78,087,646	8.4	7.26	80.7	649
5.01 - 5.50	450	94,246,393	10.1	7.74	80.3	628
5.51 - 6.00	1,757	422,700,560	45.3	8.05	83.2	633
6.01 - 6.50	579	120,226,603	12.9	8.51	82.5	603
6.51 - 7.00	447	87,559,082	9.4	8.99	82.6	590
7.01 - 7.50	249	37,995,130	4.1	9.61	86.3	575
7.51 - 8.00	100	14,377,099	1.5	9.81	90.4	578
8.01 - 8.50	30	3,365,175	0.4	10.35	92.0	593
8.51 - 9.00	7	499,322	0.1	10.59	85.8	576
9.01 - 10.99	2	122,036	0.0	11.44	88.2	501
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Months to Rate Reset	Loans	Balance ($)	Balance	%	%	FICO
1 - 3	5	1,312,440	0.1	7.79	79.7	674
4 - 6	5	748,804	0.1	7.45	79.4	553
7 - 9	5	1,371,734	0.1	8.29	74.5	534
10 - 12	4	718,501	0.1	8.39	68.6	539
13 - 15	12	2,266,137	0.2	8.74	78.4	513
16 - 18	52	12,554,075	1.3	8.24	79.8	571
19 - 21	1,838	393,121,821	42.1	8.09	83.3	624
22 - 24	1,945	439,950,452	47.2	8.19	82.1	626
25 - 27	5	794,843	0.1	7.72	72.7	554
28 - 30	11	2,292,485	0.2	8.23	78.9	592
31 - 33	106	22,663,538	2.4	7.92	82.1	630
34 - 36	79	16,800,397	1.8	7.99	82.5	635
37 >=	147	38,215,923	4.1	7.30	79.9	658
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Maximum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
11.25 - 11.50	2	247,642	0.0	6.53	72.0	681
11.51 - 12.00	39	11,681,803	1.3	5.94	78.0	679
12.01 - 12.50	102	29,537,054	3.2	6.37	79.7	660
12.51 - 13.00	368	101,734,039	10.9	6.86	79.9	654
13.01 - 13.50	559	139,878,628	15.0	7.30	80.7	641
13.51 - 14.00	821	192,282,474	20.6	7.78	80.5	630
14.01 - 14.50	623	136,430,365	14.6	8.23	82.2	628
14.51 - 15.00	642	140,005,184	15.0	8.69	84.1	613
15.01 - 15.50	387	73,280,329	7.9	9.16	86.2	600
15.51 - 16.00	347	58,003,741	6.2	9.68	87.7	584
16.01 - 16.50	161	24,892,320	2.7	10.07	87.6	580
16.51 - 17.00	90	14,716,938	1.6	10.30	88.2	586
17.01 - 17.50	48	7,106,182	0.8	10.82	85.8	565
17.51 - 18.00	16	2,040,991	0.2	11.09	86.0	561
18.01 - 18.54	9	973,460	0.1	11.29	93.7	602
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Minimum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
3.75 - 4.50	31	8,890,563	1.0	6.20	78.2	683
4.51 - 5.50	165	36,480,846	3.9	7.24	80.3	652
5.51 - 6.00	174	35,701,512	3.8	7.44	80.0	650
6.01 - 6.50	198	45,256,016	4.9	7.25	81.1	654
6.51 - 7.00	448	111,324,572	11.9	7.24	79.8	645
7.01 - 7.50	564	137,220,680	14.7	7.46	81.2	637
7.51 - 8.00	743	179,168,282	19.2	7.83	80.8	628
8.01 - 8.50	517	117,357,371	12.6	8.30	82.6	622
8.51 - 9.00	535	116,517,690	12.5	8.79	84.8	608
9.01 - 9.50	312	59,395,573	6.4	9.27	86.9	596
9.51 - 10.00	298	52,399,983	5.6	9.79	88.9	585
10.01 - 10.50	124	19,387,707	2.1	10.27	89.3	580
10.51 - 11.00	58	8,164,132	0.9	10.77	84.5	567
11.01 - 11.50	35	4,621,022	0.5	11.20	80.9	545
11.51 - 12.31	12	925,199	0.1	11.75	80.8	546
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	1,430	363,622,548	39.0	8.14	82.2	624
1.50	6	1,417,772	0.2	7.96	70.6	605
2.00	14	3,396,669	0.4	8.35	71.4	528
3.00	2,759	563,379,776	60.4	8.08	82.7	627
5.00	5	994,384	0.1	8.23	81.7	598
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	4,197	928,541,090	99.5	8.10	82.5	625
1.50	12	2,640,996	0.3	7.97	75.8	566
2.00	5	1,629,064	0.2	8.88	84.2	636
Total:	4,214	932,811,149	100.0	8.10	82.5	625

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Interest Only Period (Months)	Loans	Balance ($)	Balance	%	%	FICO
0	5,726	1,024,876,244	87.3	8.32	82.9	623
60	492	145,093,894	12.4	7.48	81.7	653
120	10	3,471,739	0.3	7.49	83.4	651
Total:	6,228	1,173,441,877	100.0	8.21	82.7	627

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/07 cutoff date.  Approximately 9.8% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	3,532
Total Outstanding Loan Balance	$586,403,495*	Min	Max
Average Loan Current Balance	$166,026	$12,986	$723,076
Weighted Average Original LTV	82.9%**
Weighted Average Coupon	8.21%	5.60%	13.80%
Arm Weighted Average Coupon	8.18%
Fixed Weighted Average Coupon	8.33%
Weighted Average Margin	5.83%	1.43%	10.99%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	97.5%
% Second Liens	2.5%
% Arms	79.0%
% Fixed	21.0%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$600,000,000]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Current Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
5.60 - 6.00	28	7,024,679	1.2	5.86	74.0	688
6.01 - 6.50	88	20,004,798	3.4	6.34	75.8	666
6.51 - 7.00	297	62,966,769	10.7	6.83	77.2	654
7.01 - 7.50	422	87,809,220	15.0	7.30	80.0	646
7.51 - 8.00	607	120,801,458	20.6	7.79	80.5	632
8.01 - 8.50	389	70,566,724	12.0	8.29	83.5	631
8.51 - 9.00	522	90,089,332	15.4	8.77	86.2	613
9.01 - 9.50	297	46,446,426	7.9	9.28	88.0	600
9.51 - 10.00	362	41,677,911	7.1	9.78	88.2	583
10.01 - 10.50	181	18,306,818	3.1	10.27	90.6	591
10.51 - 11.00	87	8,571,247	1.5	10.77	88.8	575
11.01 - 11.50	83	5,306,329	0.9	11.25	91.6	596
11.51 - 12.00	77	3,376,039	0.6	11.73	95.6	612
12.01 - 13.80	92	3,455,746	0.6	12.48	99.4	611
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
FICO	Loans	Balance ($)	Balance	%	%	FICO
414 - 425	1	85,139	0.0	9.75	75.0	414
426 - 450	4	467,058	0.1	7.99	58.8	448
451 - 475	13	1,717,937	0.3	8.72	84.8	463
476 - 500	18	2,579,117	0.4	8.49	72.6	493
501 - 525	120	20,666,414	3.5	9.32	75.8	514
526 - 550	178	30,720,039	5.2	9.10	79.1	539
551 - 575	239	41,371,521	7.1	8.77	81.4	564
576 - 600	437	75,569,737	12.9	8.67	85.3	589
601 - 625	711	105,685,828	18.0	8.39	84.5	613
626 - 650	712	115,213,955	19.6	8.01	83.1	639
651 - 675	571	94,218,664	16.1	7.73	82.4	662
676 - 700	275	51,611,450	8.8	7.64	83.3	687
701 - 725	128	22,620,199	3.9	7.68	84.6	711
726 - 750	67	12,030,202	2.1	7.52	82.3	737
751 - 775	42	8,742,806	1.5	7.35	82.0	763
776 - 796	16	3,103,427	0.5	7.70	85.9	783
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Scheduled Balance	Loans	Balance ($)	Balance	%	%	FICO
12,986 - 50,000	333	10,730,038	1.8	10.94	97.8	633
50,001 - 100,000	688	53,023,525	9.0	9.17	85.2	617
100,001 - 150,000	806	100,542,322	17.1	8.32	82.4	625
150,001 - 200,000	622	108,419,281	18.5	8.23	83.1	627
200,001 - 250,000	390	87,306,572	14.9	8.02	81.8	628
250,001 - 300,000	275	75,700,534	12.9	7.92	81.5	624
300,001 - 350,000	201	65,025,049	11.1	7.93	82.0	628
350,001 - 400,000	155	58,286,798	9.9	7.83	83.1	627
400,001 - 450,000	46	18,914,478	3.2	7.89	84.5	637
450,001 - 500,000	6	2,862,483	0.5	7.47	79.3	656
500,001 - 550,000	6	3,078,459	0.5	7.55	88.5	692
550,001 - 600,000	2	1,153,735	0.2	7.96	82.6	575
600,001 - 650,000	1	637,146	0.1	6.99	75.0	685
700,001 - 723,077	1	723,076	0.1	6.64	72.5	775
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Original LTV (%) *	Loans	Balance ($)	Balance	%	%	FICO
11.24 - 50.00	64	9,964,340	1.7	7.58	41.7	614
50.01 - 55.00	32	6,425,053	1.1	7.65	52.8	597
55.01 - 60.00	45	8,705,233	1.5	7.79	57.6	604
60.01 - 65.00	48	10,238,897	1.7	7.57	63.7	621
65.01 - 70.00	76	15,307,721	2.6	7.71	68.8	619
70.01 - 75.00	134	30,616,176	5.2	7.69	74.1	617
75.01 - 80.00	1,369	237,863,934	40.6	7.83	79.8	632
80.01 - 85.00	303	57,388,286	9.8	8.30	84.4	605
85.01 - 90.00	573	112,134,624	19.1	8.45	89.8	626
90.01 - 95.00	275	47,762,649	8.1	8.78	94.7	637
95.01 - 100.00	613	49,996,582	8.5	9.78	99.9	638
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Prepay Penalty in Years	Loans	Balance ($)	Balance	%	%	FICO
0.00	983	158,533,475	27.0	8.44	84.4	631
0.50	3	745,146	0.1	8.23	82.9	599
1.00	129	27,740,849	4.7	8.32	82.5	627
2.00	1,707	283,760,965	48.4	8.24	83.4	619
2.50	13	2,252,995	0.4	8.30	82.2	634
3.00	697	113,370,064	19.3	7.81	79.8	639
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Documentation Type	Loans	Balance ($)	Balance	%	%	FICO
Full	2,343	356,412,640	60.8	8.11	83.9	619
Reduced	507	83,364,921	14.2	8.47	82.6	648
Stated Income / Stated Assets	652	140,264,986	23.9	8.35	80.9	632
No Income / No Assets	30	6,360,949	1.1	7.68	78.2	684
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Occupancy Status	Loans	Balance ($)	Balance	%	%	FICO
Primary	3,251	535,627,868	91.3	8.20	83.0	624
Second Home	23	3,934,261	0.7	8.45	86.1	672
Investor	258	46,841,366	8.0	8.39	82.5	655
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
State	Loans	Balance ($)	Balance	%	%	FICO
California	469	128,707,074	21.9	7.77	76.7	619
Illinois	250	44,469,578	7.6	8.33	84.9	638
Florida	223	42,584,021	7.3	8.36	83.5	628
Arizona	242	40,869,850	7.0	8.04	83.5	637
Texas	373	35,906,271	6.1	8.63	83.5	617
Maryland	102	22,105,305	3.8	7.77	84.5	634
Virginia	98	17,861,305	3.0	8.30	86.1	624
New Jersey	70	16,550,942	2.8	8.08	82.5	645
Pennsylvania	128	16,513,310	2.8	8.41	85.4	631
Nevada	77	15,265,299	2.6	7.88	82.7	643
North Carolina	130	15,149,395	2.6	8.64	86.2	616
Minnesota	86	14,973,668	2.6	8.15	84.3	634
New York	51	13,315,101	2.3	8.14	81.1	644
Michigan	111	13,127,144	2.2	8.90	87.0	616
Colorado	78	12,819,269	2.2	8.09	84.6	637
Other	1,044	136,185,962	23.2	8.49	85.9	623
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Purpose	Loans	Balance ($)	Balance	%	%	FICO
Purchase	1,450	179,685,207	30.6	8.42	85.6	639
Refinance - Rate Term	210	34,933,274	6.0	8.13	84.4	626
Refinance - Cashout	1,872	371,785,014	63.4	8.12	81.5	621
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Product	Loans	Balance ($)	Balance	%	%	FICO
Arm 10/20	1	395,000	0.1	6.00	82.3	769
Arm 2/28	1,236	197,686,744	33.7	8.34	84.4	623
Arm 2/28 - Balloon 40/30	481	98,631,676	16.8	8.27	83.4	618
Arm 2/28 - Balloon 45/30	1	77,265	0.0	8.63	85.0	497
Arm 2/28 - Balloon 50/30	509	119,804,613	20.4	8.05	82.3	624
Arm 2/28 - Dual 40/30	2	309,711	0.1	7.97	53.5	554
Arm 3/27	76	12,775,281	2.2	8.09	82.8	629
Arm 3/27 - Balloon 40/30	35	7,291,301	1.2	7.98	82.6	618
Arm 3/27 - Balloon 45/30	3	320,006	0.1	8.22	78.9	509
Arm 3/27 - Balloon 50/30	16	3,436,688	0.6	7.65	81.0	632
Arm 5/25	65	14,485,475	2.5	7.31	78.2	668
Arm 5/25 - Balloon 40/30	21	5,430,165	0.9	7.61	80.0	641
Arm 5/25 - Balloon 50/30	11	2,881,642	0.5	7.27	76.3	639
Fixed Balloon 30/15	196	7,019,999	1.2	10.97	99.6	641
Fixed Balloon 40/30	99	17,640,828	3.0	8.09	81.5	634
Fixed Balloon 45/30	5	848,833	0.1	8.33	83.7	516
Fixed Balloon 50/30	38	8,306,078	1.4	7.66	71.0	607
Fixed Rate	737	89,062,190	15.2	8.23	81.6	643
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Property Type	Loans	Balance ($)	Balance	%	%	FICO
Single Family Residence	2,875	469,403,807	80.0	8.22	83.0	624
PUD	283	44,490,289	7.6	8.32	83.7	625
2 Family	137	29,472,990	5.0	8.22	81.0	643
Condo	186	28,630,025	4.9	8.25	84.8	643
3-4 Family	51	14,406,383	2.5	7.76	78.2	654
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Margin (%)	Loans	Balance ($)	Balance	%	%	FICO
1.43 - 4.00	64	16,785,178	3.6	6.71	77.9	682
4.01 - 4.50	89	19,617,376	4.2	6.70	77.6	655
4.51 - 5.00	184	40,250,138	8.7	7.24	81.2	652
5.01 - 5.50	282	54,774,008	11.8	7.72	81.0	634
5.51 - 6.00	933	180,301,109	38.9	8.16	83.8	629
6.01 - 6.50	350	64,412,723	13.9	8.53	83.9	606
6.51 - 7.00	291	52,334,928	11.3	9.01	84.8	595
7.01 - 7.50	171	24,425,388	5.3	9.62	86.7	577
7.51 - 8.00	63	7,797,437	1.7	9.88	90.6	579
8.01 - 8.50	22	2,281,637	0.5	10.41	92.1	590
8.51 - 9.00	6	423,610	0.1	10.78	89.3	573
9.01 - 10.99	2	122,036	0.0	11.44	88.2	501
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Months to Rate Reset	Loans	Balance ($)	Balance	%	%	FICO
1 - 3	2	108,088	0.0	11.82	78.3	685
4 - 6	1	64,455	0.0	11.25	80.0	496
7 - 9	2	648,058	0.1	7.72	64.7	572
10 - 12	4	718,501	0.2	8.39	68.6	539
13 - 15	6	902,643	0.2	8.49	80.6	534
16 - 18	21	4,437,781	1.0	8.26	79.6	535
19 - 21	1,024	190,707,686	41.1	8.20	84.9	626
22 - 24	1,173	219,393,916	47.3	8.28	82.5	621
25 - 27	2	293,503	0.1	8.58	64.9	630
28 - 30	3	355,997	0.1	8.01	78.6	547
31 - 33	72	14,582,524	3.1	7.88	82.2	631
34 - 36	49	8,120,132	1.8	8.15	83.7	621
37 >=	98	23,192,282	5.0	7.35	78.5	660
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Maximum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
11.25 - 11.50	1	147,975	0.0	7.25	80.0	671
11.51 - 12.00	23	5,959,987	1.3	5.86	75.1	687
12.01 - 12.50	59	14,532,499	3.1	6.39	78.6	664
12.51 - 13.00	204	45,175,794	9.7	6.87	79.0	650
13.01 - 13.50	310	65,537,313	14.1	7.31	80.6	643
13.51 - 14.00	477	96,694,437	20.9	7.79	80.5	628
14.01 - 14.50	303	56,747,461	12.2	8.23	83.7	630
14.51 - 15.00	399	76,230,209	16.4	8.71	86.0	615
15.01 - 15.50	240	41,054,082	8.9	9.20	88.2	604
15.51 - 16.00	231	34,022,751	7.3	9.67	87.2	582
16.01 - 16.50	108	15,049,729	3.2	10.11	89.4	580
16.51 - 17.00	59	7,771,406	1.7	10.38	88.6	579
17.01 - 17.50	28	3,109,828	0.7	10.89	86.1	553
17.51 - 18.00	10	1,145,500	0.2	11.16	85.2	558
18.01 - 18.54	5	346,597	0.1	11.63	94.7	608
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Minimum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
3.75 - 4.50	20	5,159,032	1.1	6.16	77.0	689
4.51 - 5.50	137	27,612,400	6.0	7.23	80.7	655
5.51 - 6.00	124	22,899,022	4.9	7.52	79.9	655
6.01 - 6.50	120	22,712,897	4.9	7.39	81.2	656
6.51 - 7.00	254	49,401,587	10.7	7.43	80.0	638
7.01 - 7.50	305	62,203,829	13.4	7.57	81.7	636
7.51 - 8.00	407	84,382,949	18.2	7.85	80.9	623
8.01 - 8.50	231	44,741,578	9.7	8.36	84.4	624
8.51 - 9.00	329	63,573,274	13.7	8.80	86.3	611
9.01 - 9.50	190	32,869,640	7.1	9.28	88.7	598
9.51 - 10.00	192	29,041,382	6.3	9.79	87.9	579
10.01 - 10.50	82	11,766,055	2.5	10.27	89.5	576
10.51 - 11.00	38	4,654,363	1.0	10.77	88.2	567
11.01 - 11.50	19	1,838,471	0.4	11.25	82.3	539
11.51 - 12.31	9	669,090	0.1	11.78	83.8	556
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	760	154,660,323	33.4	8.32	82.4	613
1.50	4	825,892	0.2	8.13	63.8	550
2.00	7	1,659,792	0.4	8.21	67.0	530
3.00	1,683	305,765,148	66.0	8.11	83.8	630
5.00	3	614,412	0.1	8.40	86.7	592
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	2,448	461,835,354	99.6	8.18	83.2	624
1.50	8	1,564,302	0.3	8.05	72.4	519
2.00	1	125,910	0.0	9.13	90.0	628
Total:	2,457	463,525,567	100.0	8.18	83.2	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Interest Only Period (Months)	Loans	Balance ($)	Balance	%	%	FICO
0	3,284	528,705,173	90.2	8.30	83.1	624
60	241	55,726,312	9.5	7.43	81.3	652
120	7	1,972,010	0.3	7.61	86.0	658
Total:	3,532	586,403,495	100.0	8.21	82.9	627

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 3/01/07 cutoff date.  Approximately 15.5% of the mortgage loans do not provide for any payments of principal in the first five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,696
Total Outstanding Loan Balance	$587,038,382*	Min	Max
Average Loan Current Balance	$217,744	$10,175	$959,704
Weighted Average Original LTV	82.5%**
Weighted Average Coupon	8.21%	5.45%	14.00%
Arm Weighted Average Coupon	8.02%
Fixed Weighted Average Coupon	8.96%
Weighted Average Margin	5.78%	1.06%	8.75%
Weighted Average FICO (Non-Zero)	627
Weighted Average Age (Months)	3
% First Liens	93.5%
% Second Liens	6.5%
% Arms	79.9%
% Fixed	20.1%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$600,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Current Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
5.45 - 5.50	1	99,667	0.0	5.45	60.2	695
5.51 - 6.00	14	5,236,340	0.9	5.91	82.0	679
6.01 - 6.50	57	19,804,946	3.4	6.34	79.8	653
6.51 - 7.00	209	70,073,299	11.9	6.83	80.1	654
7.01 - 7.50	323	92,507,218	15.8	7.29	80.2	638
7.51 - 8.00	467	121,515,616	20.7	7.79	80.6	631
8.01 - 8.50	394	92,702,892	15.8	8.26	81.2	622
8.51 - 9.00	284	65,689,593	11.2	8.77	81.9	603
9.01 - 9.50	181	34,638,096	5.9	9.27	82.7	592
9.51 - 10.00	205	31,046,958	5.3	9.78	89.5	596
10.01 - 10.50	148	18,189,927	3.1	10.28	92.0	626
10.51 - 11.00	75	8,222,495	1.4	10.76	87.6	609
11.01 - 11.50	110	10,374,266	1.8	11.19	93.3	624
11.51 - 12.00	117	9,229,797	1.6	11.73	98.6	630
12.01 - 14.00	111	7,707,271	1.3	12.39	98.6	613
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
FICO	Loans	Balance ($)	Balance	%	%	FICO
422 - 425	1	532,622	0.1	8.95	80.0	422
426 - 450	2	324,616	0.1	8.12	82.8	437
451 - 475	3	500,686	0.1	8.85	90.9	469
476 - 500	12	1,721,400	0.3	9.17	76.6	491
501 - 525	145	24,754,094	4.2	9.05	73.1	513
526 - 550	199	32,842,444	5.6	8.84	76.1	538
551 - 575	223	42,455,618	7.2	8.52	74.7	563
576 - 600	304	64,522,878	11.0	8.43	81.9	589
601 - 625	569	116,169,334	19.8	8.22	84.3	613
626 - 650	456	104,890,117	17.9	8.16	84.8	639
651 - 675	380	88,983,104	15.2	7.97	84.0	661
676 - 700	220	57,612,746	9.8	7.68	83.9	687
701 - 725	104	29,545,154	5.0	7.95	84.8	712
726 - 750	51	15,877,854	2.7	7.80	85.4	737
751 - 775	22	4,860,584	0.8	7.72	89.8	760
776 - 793	5	1,445,131	0.2	8.75	88.1	783
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Scheduled Balance	Loans	Balance ($)	Balance	%	%	FICO
10,174 - 50,000	178	6,691,711	1.1	10.80	93.4	622
50,001 - 100,000	529	40,507,931	6.9	9.96	85.6	615
100,001 - 150,000	478	59,654,226	10.2	8.88	81.0	604
150,001 - 200,000	381	66,516,886	11.3	8.35	80.0	605
200,001 - 250,000	249	55,947,340	9.5	8.24	81.8	616
250,001 - 300,000	203	55,747,220	9.5	7.95	81.7	623
300,001 - 350,000	158	51,116,471	8.7	7.83	81.3	629
350,001 - 400,000	115	43,087,417	7.3	7.69	82.2	638
400,001 - 450,000	124	52,857,072	9.0	7.97	84.0	638
450,001 - 500,000	112	53,324,009	9.1	7.74	83.1	640
500,001 - 550,000	56	29,383,372	5.0	7.84	83.1	636
550,001 - 600,000	54	31,068,689	5.3	7.82	83.8	647
600,001 - 650,000	27	16,974,499	2.9	7.69	86.7	644
650,001 - 700,000	11	7,414,352	1.3	7.33	80.6	660
700,001 - 750,000	11	8,037,565	1.4	8.09	84.1	650
750,001 - 800,000	4	3,136,655	0.5	7.77	82.4	667
850,001 - 900,000	2	1,763,323	0.3	7.22	80.0	678
900,001 - 950,000	1	939,826	0.2	6.98	80.0	735
950,001 - 959,705	3	2,869,819	0.5	7.08	76.4	706
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Original LTV (%) *	Loans	Balance ($)	Balance	%	%	FICO
15.09 - 50.00	70	9,135,578	1.6	8.46	42.5	570
50.01 - 55.00	22	3,074,691	0.5	8.54	53.1	558
55.01 - 60.00	43	6,596,838	1.1	8.16	57.6	561
60.01 - 65.00	78	13,010,759	2.2	8.10	63.6	576
65.01 - 70.00	140	27,111,252	4.6	8.12	68.5	574
70.01 - 75.00	192	34,813,813	5.9	8.46	74.1	573
75.01 - 80.00	892	255,703,743	43.6	7.63	79.9	646
80.01 - 85.00	274	62,588,584	10.7	8.19	84.4	603
85.01 - 90.00	274	78,523,953	13.4	7.96	89.5	625
90.01 - 95.00	98	28,467,619	4.8	8.82	94.9	636
95.01 - 100.00	613	68,011,551	11.6	10.30	100.0	646
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Prepay Penalty in Years	Loans	Balance ($)	Balance	%	%	FICO
0.00	784	158,527,526	27.0	8.49	81.5	622
0.50	3	715,294	0.1	9.23	79.0	554
1.00	142	42,869,017	7.3	8.45	82.5	629
2.00	1,345	300,490,870	51.2	8.12	83.3	629
2.50	5	1,021,570	0.2	7.25	80.4	656
3.00	417	83,414,104	14.2	7.89	81.6	627
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Documentation Type	Loans	Balance ($)	Balance	%	%	FICO
Full	1,724	350,455,361	59.7	8.03	83.1	616
Reduced	533	125,740,848	21.4	8.45	82.6	655
Stated Income / Stated Assets	382	100,426,437	17.1	8.55	80.3	623
No Income / No Assets	57	10,415,736	1.8	8.13	84.1	684
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Occupancy Status	Loans	Balance ($)	Balance	%	%	FICO
Primary	2,524	556,833,493	94.9	8.18	82.6	627
Second Home	10	2,330,154	0.4	9.05	89.1	615
Investor	162	27,874,736	4.7	8.63	80.7	622
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
State	Loans	Balance ($)	Balance	%	%	FICO
California	660	210,762,643	35.9	7.97	84.5	646
Florida	344	69,817,450	11.9	8.40	80.5	620
Texas	244	32,818,159	5.6	8.32	82.6	616
Illinois	122	26,974,088	4.6	8.54	80.3	612
Georgia	185	26,935,459	4.6	8.68	86.0	622
Arizona	137	26,333,929	4.5	8.14	78.5	610
Maryland	93	22,721,015	3.9	7.84	78.5	603
New Jersey	84	22,202,554	3.8	8.26	81.3	630
New York	59	18,227,792	3.1	8.40	81.0	623
Virginia	71	14,054,076	2.4	8.09	78.8	603
Nevada	53	13,021,473	2.2	8.23	83.6	640
North Carolina	47	7,920,989	1.3	8.48	79.5	590
Utah	34	6,546,638	1.1	8.05	85.0	632
Washington	29	6,499,316	1.1	7.88	81.3	611
Tennessee	51	6,385,599	1.1	8.31	80.5	619
Other	483	75,817,201	12.9	8.46	82.4	611
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Purpose	Loans	Balance ($)	Balance	%	%	FICO
Purchase	1,537	321,409,331	54.8	8.28	84.9	645
Refinance - Rate Term	62	11,805,019	2.0	8.45	80.5	608
Refinance - Cashout	1,097	253,824,032	43.2	8.11	79.6	605
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Product	Loans	Balance ($)	Balance	%	%	FICO
Arm 10/20	2	911,729	0.2	6.67	80.0	652
Arm 2/28	903	203,833,301	34.7	8.12	80.6	621
Arm 2/28 - Balloon 40/30	405	110,028,492	18.7	8.11	82.4	619
Arm 2/28 - Balloon 45/30	4	1,209,889	0.2	7.90	79.8	541
Arm 2/28 - Balloon 50/30	317	118,413,642	20.2	7.89	83.0	638
Arm 3/27	47	12,182,154	2.1	7.99	81.1	636
Arm 3/27 - Balloon 40/30	17	3,956,238	0.7	8.06	81.9	620
Arm 3/27 - Balloon 45/30	6	974,498	0.2	7.54	77.1	513
Arm 3/27 - Balloon 50/30	7	2,521,220	0.4	7.94	83.8	663
Arm 5/25	31	9,647,752	1.6	7.10	81.4	658
Arm 5/25 - Balloon 40/30	14	3,854,687	0.7	7.53	86.0	647
Arm 5/25 - Balloon 50/30	2	609,474	0.1	8.08	73.9	679
Arm 6 Month	2	1,142,508	0.2	7.23	81.1	677
Fixed Balloon 30/15	327	25,725,172	4.4	11.27	99.8	647
Fixed Balloon 40/30	47	10,033,507	1.7	7.69	80.5	630
Fixed Balloon 45/30	3	570,679	0.1	8.11	89.8	551
Fixed Balloon 50/30	14	4,980,638	0.8	8.22	84.8	630
Fixed Rate	548	76,442,804	13.0	8.40	81.5	622
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Property Type	Loans	Balance ($)	Balance	%	%	FICO
Single Family Residence	2,146	464,590,193	79.1	8.17	82.3	625
PUD	260	58,011,876	9.9	8.34	83.3	624
Condo	160	33,051,787	5.6	8.27	84.6	645
2 Family	106	24,699,560	4.2	8.42	83.1	642
3-4 Family	24	6,684,966	1.1	8.45	76.9	635
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Margin (%)	Loans	Balance ($)	Balance	%	%	FICO
1.06 - 4.00	65	21,666,096	4.6	6.94	81.1	676
4.01 - 4.50	57	15,563,453	3.3	6.67	78.6	657
4.51 - 5.00	134	37,837,509	8.1	7.28	80.1	645
5.01 - 5.50	168	39,472,385	8.4	7.75	79.3	620
5.51 - 6.00	824	242,399,452	51.7	7.97	82.7	635
6.01 - 6.50	229	55,813,880	11.9	8.49	81.0	600
6.51 - 7.00	156	35,224,154	7.5	8.98	79.4	581
7.01 - 7.50	78	13,569,742	2.9	9.58	85.5	572
7.51 - 8.00	37	6,579,662	1.4	9.73	90.1	577
8.01 - 8.50	8	1,083,538	0.2	10.22	91.7	600
8.51 - 8.75	1	75,713	0.0	9.50	65.9	594
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Months to Rate Reset	Loans	Balance ($)	Balance	%	%	FICO
1 - 3	3	1,204,353	0.3	7.43	79.8	673
4 - 6	4	684,349	0.1	7.09	79.3	559
7 - 9	3	723,676	0.2	8.81	83.3	500
13 - 15	6	1,363,494	0.3	8.91	76.9	499
16 - 18	31	8,116,295	1.7	8.23	79.8	591
19 - 21	814	202,414,135	43.1	8.00	81.8	622
22 - 24	772	220,556,536	47.0	8.09	81.8	631
25 - 27	3	501,340	0.1	7.23	77.3	510
28 - 30	8	1,936,487	0.4	8.27	79.0	600
31 - 33	34	8,081,014	1.7	7.99	81.9	627
34 - 36	30	8,680,265	1.8	7.83	81.3	647
37 >=	49	15,023,641	3.2	7.22	82.2	656
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Maximum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
11.45 - 11.50	1	99,667	0.0	5.45	60.2	695
11.51 - 12.00	16	5,721,816	1.2	6.03	81.1	672
12.01 - 12.50	43	15,004,555	3.2	6.34	80.7	657
12.51 - 13.00	164	56,558,245	12.1	6.85	80.6	656
13.01 - 13.50	249	74,341,314	15.8	7.28	80.8	639
13.51 - 14.00	344	95,588,038	20.4	7.76	80.4	633
14.01 - 14.50	320	79,682,904	17.0	8.23	81.2	626
14.51 - 15.00	243	63,774,975	13.6	8.66	81.8	610
15.01 - 15.50	147	32,226,248	6.9	9.10	83.6	595
15.51 - 16.00	116	23,980,990	5.1	9.70	88.3	587
16.01 - 16.50	53	9,842,590	2.1	10.01	84.9	581
16.51 - 17.00	31	6,945,532	1.5	10.22	87.7	594
17.01 - 17.50	20	3,996,354	0.9	10.76	85.6	573
17.51 - 18.00	6	895,492	0.2	11.01	87.0	565
18.01 - 18.24	4	626,863	0.1	11.10	93.1	598
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Minimum Rate (%)	Loans	Balance ($)	Balance	%	%	FICO
3.80 - 4.50	11	3,731,531	0.8	6.26	79.9	675
4.51 - 5.50	28	8,868,446	1.9	7.28	79.2	644
5.51 - 6.00	50	12,802,491	2.7	7.29	80.1	643
6.01 - 6.50	78	22,543,120	4.8	7.11	81.1	652
6.51 - 7.00	194	61,922,985	13.2	7.09	79.6	651
7.01 - 7.50	259	75,016,851	16.0	7.37	80.8	638
7.51 - 8.00	336	94,785,333	20.2	7.82	80.6	632
8.01 - 8.50	286	72,615,793	15.5	8.27	81.4	620
8.51 - 9.00	206	52,944,416	11.3	8.78	83.0	604
9.01 - 9.50	122	26,525,933	5.7	9.27	84.6	593
9.51 - 10.00	106	23,358,601	5.0	9.78	90.3	593
10.01 - 10.50	42	7,621,653	1.6	10.27	89.0	585
10.51 - 11.00	20	3,509,770	0.7	10.76	79.7	566
11.01 - 11.50	16	2,782,551	0.6	11.16	80.0	549
11.51 - 11.76	3	256,109	0.1	11.65	73.1	519
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	670	208,962,225	44.5	8.00	82.0	632
1.50	2	591,880	0.1	7.71	80.0	682
2.00	7	1,736,877	0.4	8.48	75.6	526
3.00	1,076	257,614,629	54.9	8.04	81.5	622
5.00	2	379,972	0.1	7.97	73.7	608
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	%	%	FICO
1.00	1,749	466,705,735	99.5	8.02	81.7	626
1.50	4	1,076,693	0.2	7.85	80.8	634
2.00	4	1,503,154	0.3	8.86	83.7	636
Total:	1,757	469,285,583	100.0	8.02	81.7	626

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	NZWA
Interest Only Period (Months)	Loans	Balance ($)	Balance	%	%	FICO
0	2,442	496,171,071	84.5	8.34	82.6	622
60	251	89,367,582	15.2	7.52	81.9	653
120	3	1,499,729	0.3	7.33	80.0	642
Total:	2,696	587,038,382	100.0	8.21	82.5	627

*

Note, for second liens, CLTV is employed in this calculation.